[The Norinchukin Bank letterhead]



                             Acceptance of Extension


                                                                  April 16, 2001


To:  The Talbots, Inc.


     Re: Revolving Credit Agreement dated as of January 25, 1994 ; First Amendment dated as of November 21,1995; Second Amendment, dated as of April 18, 1996; Third Amendment, dated as of April 17, 1998; and Fourth Amendment Agreement, dated as of April 16, 1999, between The Talbots, Inc. as borrower, and The Norinchukin Bank (the "Agreement")


Dear Sirs :

Pursuant to Section 14 (j)(ii) of the Agreement, we hereby irrevocably accept your one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on April 17, 2003.


Very truly yours,


The Norinchukin Bank,
New York Branch


By:_____________________
   Yoshiro Niiro
   General Manager